UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2005

Date of Report (Date of earliest event reported)

RADVIEW SOFTWARE LTD.

(Exact name of registrant as specified in its charter)

Israel	0-31151	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 New England Executive Park, Burlington, MA 01803

(Address of principal executive offices)

(781) 238-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04       Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 27, 2005, RadView Software Ltd., a company organized under the laws of Israel (the “Company”), through RadView Software Inc., the Company’s U.S. subsidiary (the “U.S. Subsidiary”), entered into a definitive loan and security agreement with Comerica Bank (the “Bank”) for a one-year revolving line of credit facility for borrowings of up to $2.0 million (the “Agreement”).  Advances under the facility are limited to the lesser of $2.0 million or the sum of 75% of eligible accounts receivable plus $1.0 million.  The non-default interest rate for borrowings under the facility is the bank’s prime rate plus 1.25%.  The Company and the U.S. Subsidiary are required to maintain compliance with financial covenants, including: (a) a minimum cash balance of $1.0 million, and (b) specified net income (loss) levels based on the Company’s consolidated operating budget.  Borrowings under the credit facility are secured by substantially all of the assets of the U.S. Subsidiary and specified assets of the Company, and guaranteed by the Company and specified subsidiaries of the Company.

As of November 30, 2005, the Company had an outstanding balance under the revolving line of credit facility of $1,400,000 and a cash balance of $1,137,000.

On November 30, 2005, the Company and its U.S. Subsidiary triggered an event of default under the Agreement upon submission to the Bank a borrowing base report for the month ended October 31, 2005 (the “Borrowing Base Report”), which showed that the total amount of outstanding advances under the Agreement exceeded the amount of borrowing base collateral in the amount of $250,000 (the “Overadvance”) for which the Company’s available cash was not sufficient to immediately repay such Overadvance.

On November 30, 2005, subsequent to the Company’s submission of the Borrowing Base Report, the Company received from the Bank a notice of default (the “Notice”) under the Agreement and the related guaranty and third party security agreement.  The Notice cited certain events of default which occurred and are continuing as a result of (a) the Overadvance in the amount of $250,000, and (b) violation of certain provisions of the Agreement by failing to repay the amount of the Overadvance.

To date, as a result of the events of default under the Agreement, the Bank has taken the following actions:

•      demanded the immediate repayment of the $250,000 Overadvance amount;

•      notified the Company that no further advances may be requested under the Agreement;

•      notified the Company that, from and after November 30, 2005, interest will accrue at the default rate of the bank’s prime rate plus 5%;

•      exercised its right to restrict the Company’s access to cash deposits held at the Bank until the Company presents the Bank with a plan of repayment satisfactory to the Bank; and

•      reserved any other rights and remedies that the Bank may have.

The Company has submitted to the Bank a plan of repayment.  There can be no assurance that the Bank will find acceptable the Company’s plan of repayment or that the Bank will not further exercise other rights and remedies against the Company as provided for in the Agreement, including acceleration of the entire outstanding loan balance or initiation of liquidation proceedings or other similar actions.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADVIEW SOFTWARE LTD.

Date: December 6, 2005	/s/ CHRISTOPHER DINEEN
Christopher Dineen
Chief Financial Officer